Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of Scudder Investors Funds, Inc. on Form N-1A ("Registration Statement") of our report dated October 24, 2005, except as to the reverse stock split which is as of November 11, 2005, relating to the financial statements and financial highlights which appears in the August 31, 2005 Annual Report to Shareholders of Scudder Japanese Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
November 30, 2005

[PricewaterhouseCoopers LLP LETTERHEAD]


                                                PricewaterhouseCoopers LLP
                                                125 High Street
                                                Boston, MA 02110-1707
                                                Telephone (617) 530 5000
                                                Facsimile (617) 530 5001
                                                www.pwc.com






                         Report of Independent Auditors
                         ------------------------------



To the Board of Directors of Scudder Investors Funds, Inc. and the Shareholders of Scudder Japanese Equity Fund:

In our opinion, the accompanying statement of assets and liabilities, including the investment portfolio, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Scudder Japanese Equity Fund (one of the funds constituting Scudder Investors Funds, Inc., hereafter referred to as the "Fund") at August 31, 2005, and the results of its operations, the changes in its net assets and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of investments at August 31, 2005 by correspondence with the custodian, provide a reasonable basis for our opinion.


/s/PricewaterhouseCoopers LLP


Boston, Massachusetts
October 24 2005, except as to the
financial highlights, which
is as of November 11, 2005